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                                                                    Exhibit 23
                                                                    ----------


                         INDEPENDENT AUDITORS' CONSENT
                         -----------------------------
We consent to the incorporation by reference in Registration Statements No. 2-89564, No. 33-34998, No. 33-48864, No. 33-45073, No. 33-58952, No. 33-65385
and No. 33-65387 and No. 33-55660 of CML Group, Inc. and its subsidiaries each on Form S-8, and Registration Statements No. 33-40936, No. 33-40224, No. 33-58054 and 333-01629 of CML Group, Inc. and its subsidiaries each on Form S-3, of our report dated September 25, 1996 appearing in this Annual Report on Form 10-K of CML Group, Inc. and its subsidiaries for the year ended July 31, 1996.



DELOITTE & TOUCHE LLP

Boston, Massachusetts
October 29, 1996


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